Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2021, relating to the consolidated financial statements of Forte Biosciences, Inc. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 8, 2021